Exhibit 99.1

                                                        Investor Relations:
                                                        Liolios Group, Inc
                                                        Scott Liolios
                                                        scott@liolios.com
                                                        949-574-3860


For Immediate Release

 Q Comm  International  Inc. Announces First Quarter Results Conference Call


Orem, Utah-May 6, 2004-Please join Q Comm International Inc. (AMEX: QMM) President and CEO, Terry Kramer, and Chief Financial Officer, Mike Openshaw, for the first quarter fiscal year 2004 conference call. The company will discuss first quarter results. The details for the call are as follows:

         Date:  May 13, 2004
         Time:  1:30 Pacific (4:30 Eastern)
         Dial-in number:  1-888-802-8576

         International Dial-In:  1-973-935-8515

Internet Simulcast: http://www.vcall.com/CEPage.asp?ID=88176
                    ----------------------------------------

(Windows Media or Real Player needed for simulcast)

     Please call the conference call telephone number 5-10 minutes prior to the start time. An operator will check your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call number please call the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until 5/20/2004 at:
         Replay number: 1-877-519-4471
         International Number: 1-973-341-3080
         Internet Simulcast link above
*The playback passcode (4759810) must be entered to access the playback.

ABOUT Q COMM INTERNATIONAL INC.

Established in 1992, Q Comm International provides proprietary prepaid transaction processing and information management systems that facilitate electronic recharge or distribution of prepaid products from service providers or their distributors to retail points of sale. Q Comm's solutions replace traditional hard cards (also known as scratch cards or vouchers) that are costly to distribute, and provide more comprehensive reporting and inventory management among other benefits. In concert with its proprietary data center platform, Q Comm's point-of-sale terminal, Qxpress 200(TM), is currently used by wireless carriers or mobile operators, telecom distributors, and various retailers to sell a wide range of prepaid products and services including prepaid wireless or prepaid mobile, prepaid phone cards, prepaid dial tone and prepaid bank cards, such as prepaid MasterCard. Visit www.qcomm.com for more information.


This press release contains forward-looking statements involving risks and uncertainties that may cause actual results to differ materially from those indicated due to a number of factors, including shortages of raw materials, the company's financial condition and cash flow and general economic conditions. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive, regulatory and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the company's control. Therefore, there can be no assurance that the forward-looking statements will prove to be accurate. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.